EXHIBIT (E)

                             DISTRIBUTION AGREEMENT

      THIS AGREEMENT is made and entered into as of this 26th day of January, 2006, by and between THOMPSON PLUMB FUNDS, INC., a Wisconsin corporation (the "Corporation") and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the "Distributor"). THOMPSON INVESTMENT MANAGEMENT LLC, a Delaware limited liability company and the investment advisor to the Corporation (the "Advisor"), is a party hereto with respect to Sections 4(5); 5; 11(B) and 17 and Exhibit B only.

      WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and is authorized to issue shares of beneficial interest ("Shares") in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

      WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. (the "NASD");

      WHEREAS, the Corporation desires to retain the Distributor as principal underwriter in connection with the offer and sale of the Shares of each series of the Corporation listed on Exhibit A hereto (as amended from time to time) (each a "Fund" and collectively, the "Funds");

      WHEREAS, this Agreement has been approved by a vote of the Corporation's board of directors ("Board of Directors" or the "Board"), including its disinterested directors voting separately, in conformity with Section 15(c) of the 1940 Act; and

      WHEREAS, the Distributor is willing to act as principal underwriter for the Corporation on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.    Appointment of Quasar as Distributor

      A. The Corporation hereby appoints the Distributor as its agent for the sale and distribution of Shares of the Funds in jurisdictions wherein the Shares may be legally offered for sale, on the terms and conditions set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement. The services and duties of the Distributor shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against the Distributor hereunder.
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2.    Services and Duties of the Distributor

      A. The Distributor agrees to sell Shares on a best efforts basis as agent for the Corporation upon the terms and at the current offering price (plus sales charge, if any) described in the Prospectus. As used in this Agreement, the term "Prospectus" shall mean the current prospectus, including the statement of additional information, as both may be amended or supplemented, relating to the Funds and included in the currently effective registration statement (the "Registration Statement") of the Corporation filed under the Securities Act of 1933, as amended (the "1933 Act") and the 1940 Act. The Corporation shall in all cases receive the net asset value per Share on all sales. If a sales charge is in effect, the Distributor shall remit the sales charge (or portion thereof) to broker-dealers who have sold Shares, as described in Section 2(G), below. In no event shall the Distributor be entitled to all or any portion of such sales charge.

      B. During the continuous public offering of Shares, the Distributor will hold itself available to receive orders, satisfactory to the Distributor, for the purchase of Shares and will accept such orders on behalf of the Corporation. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus.

      C. The Distributor, with the operational assistance of the Corporation's transfer agent, shall make Shares available for sale and redemption through the National Securities Clearing Corporation's Fund/SERV System.

      D. The Distributor acknowledges and agrees that it is not authorized to provide any information or make any representations other than as contained in the Prospectus and any sales literature specifically approved by the Corporation.

      E. The Distributor agrees to cooperate with the Corporation or its agent in the development of all proposed advertisements and sales literature relating to the Funds. The Distributor agrees to review all proposed advertisements and sales literature for compliance with applicable laws and regulations, and shall file with appropriate regulators those advertisements and sales literature it believes are in compliance with such laws and regulations. The Distributor agrees to furnish to the Corporation any comments provided by regulators with respect to such materials and to use its best efforts to obtain the approval of the regulators to such materials.

      F. The Distributor, at its sole discretion, may repurchase Shares offered for sale by shareholders of the Funds. Repurchase of Shares by the Distributor shall be at the price determined in accordance with, and in the manner set forth in, the Prospectus. At the end of each business day, the Distributor shall notify the Corporation and its transfer agent, by any appropriate means, of the orders for repurchase of Shares received by the Distributor since the last report, the amount to be paid for such Shares and the identity of the shareholders offering Shares for repurchase. The Corporation reserves the right to suspend such repurchase right upon written notice to the Distributor. The Distributor further agrees to act as agent for the Corporation to receive and transmit promptly to the Corporation's transfer agent, shareholder requests for redemption of Shares.


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

      G. The Distributor may, in its discretion, enter into agreements with such qualified broker-dealers as it may select, in order that such broker-dealers also may sell Shares of the Funds. The form of any dealer agreement shall be approved by the Corporation. To the extent there is a sales charge in effect, the Distributor shall pay the applicable sales charge (or portion thereof), or allow a discount, to the selling broker-dealer, as described in the Prospectus. The Distributor shall include in the forms of the agreement with selling broker-dealers a provision for the forfeiture by them of their sales charge or discount with respect to Shares sold by them and redeemed, repurchased or tendered for redemption within seven business days after the date of confirmation of such purchases.

      H. The Distributor shall devote its best efforts to effect sales of Shares of the Funds but shall not be obligated to sell any certain number of Shares.

      I. The Distributor shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board, including reports regarding the use of any 12b-1 payments received by the Distributor.

      J. The Distributor agrees to advise the Corporation promptly in writing of the initiation of any proceedings against it by the Securities and Exchange Commission (the "SEC") or its staff, the NASD or any state regulatory authority.

      K. The Distributor shall monitor amounts paid under Rule 12b-1 plans and pursuant to sales loads to ensure compliance with applicable NASD rules.

3.    Representations and Covenants of the Corporation

      A. The Corporation hereby represents and warrants to the Distributor, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

            (1) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;


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

            (2) This Agreement has been duly authorized, executed and delivered by the Corporation in accordance with all requisite action and constitutes a valid and legally binding obligation of the Corporation, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

            (3) It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

            (4) All Shares to be sold by it, including those offered under this Agreement, are validly authorized and, when issued in accordance with the description in the Prospectus, will be fully paid and nonassessable;

            (5) The Registration Statement, and Prospectus included therein, have been prepared in conformity with the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder; and

            (6) The Registration Statement (at the time of its effectiveness) and any advertisements and sales literature prepared by the Corporation or its agent (excluding statements relating to the Distributor and the services it provides that are based upon written information furnished by the Distributor expressly for inclusion therein) shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to the Distributor pursuant to this Agreement shall be true and correct in all material respects.

      B. The Corporation, or its agent, shall take or cause to be taken, all necessary action to register Shares of the Funds under the 1933 Act, qualify such shares for sale in such states as the Corporation and the Distributor shall approve, and maintain an effective Registration Statement for such Shares in order to permit the sale of Shares as herein contemplated. The Corporation authorizes the Distributor to use the Prospectus, in the form furnished to the Distributor from time to time, in connection with the sale of Shares.

      C. The Corporation agrees to advise the Distributor promptly in writing:


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

            (1) of any material correspondence or other communication by the SEC or its staff relating to the Funds, including requests by the SEC for amendments to the Registration Statement or Prospectus;

            (2) in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

            (3) of the happening of any event which makes untrue any statement of a material fact made in the Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein not misleading;

            (4) of all actions taken by the SEC with respect to any amendments to any Registration Statement or Prospectus, which may from time to time be filed with the SEC; and

            (5) in the event that it determines to suspend the sale of Shares at any time in response to conditions in the securities markets or otherwise, or in the event that it determines to suspend the redemption of Shares at any time as permitted by the 1940 Act or the rules of the SEC, including any and all applicable interpretations of such by the staff of the SEC.

      D. The Corporation shall notify the Distributor in writing of the states in which the Shares may be sold and shall notify the Distributor in writing of any changes to such information.

      E. The Corporation agrees to file from time to time such amendments to its Registration Statement and Prospectus as may be necessary in order that its Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      F. The Corporation shall fully cooperate in the efforts of the Distributor to sell and arrange for the sale of Shares and shall make available to the Distributor a statement of each computation of net asset value. In addition, the Corporation shall keep the Distributor fully informed of its affairs and shall provide to the Distributor, from time to time, copies of all information, financial statements and other papers that the Distributor may reasonably request for use in connection with the distribution of Shares, including without limitation, certified copies of any financial statements prepared for the Corporation by its independent public accountants and such reasonable number of copies of the Prospectus and annual and interim reports to shareholders as the Distributor may request. The Corporation shall forward a copy of any SEC filings, including the Registration Statement, to the Distributor within one business day of any such filings. The Corporation represents that it will not use or authorize the use of any advertising or sales material unless and until such materials have been approved and authorized for use by the Distributor. Nothing in this Agreement shall require the sharing or provision of materials protected by privilege or limitation of disclosure, including any applicable attorney-client privilege or trade secret materials.


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

      G. The Corporation has reviewed and is familiar with the provisions of NASD Rule 2830(k) prohibiting directed brokerage. In addition, the Corporation agrees not to enter into any agreement (whether orally or in writing) under which the Corporation directs or is expected to direct its brokerage transactions (or any commission, markup or other payment from such transactions) to a broker or dealer for the promotion or sale of Fund Shares or the shares of any other investment company. In the event the Corporation fails to comply with the provisions of NASD Rule 2830(k), the Corporation shall promptly notify the Distributor.

4.    Additional Representations and Covenants of the Distributor

      The Distributor hereby represents, warrants and covenants to the Corporation, which representations, warranties and covenants shall be deemed to be continuing throughout the term of this Agreement, that:

            (1) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

            (2) This Agreement has been duly authorized, executed and delivered by the Distributor in accordance with all requisite action and constitutes a valid and legally binding obligation of the Distributor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

            (3) It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and in material conformity with its Articles of Organization and its By-Laws as may be amended from time to time, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

            (4) It is registered as a broker-dealer under the 1934 Act and is a member in good standing of the NASD;


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

            (5) It: (i) has adopted an anti-money laundering compliance program ("AML Program") that satisfies the requirements of all applicable laws and regulations; (ii) undertakes to carry out its AML Program to the best of its ability; (iii) will promptly notify the Corporation and the Advisor if an inspection by the appropriate regulatory authorities of its AML Program identifies any material deficiency; and (vi) will promptly remedy any material deficiency of which it learns; and

            (6) In connection with all matters relating to this Agreement, it will comply with the requirements of the 1933 Act, the 1934 Act, the 1940 Act, the regulations of the NASD and all other applicable federal or state laws and regulations.

5.    Compensation

      The Distributor shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit B hereto (as amended from time to time). The Distributor shall also be compensated for such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, and reproduction charges) as are reasonably incurred by the Distributor in performing its duties hereunder. The Corporation shall pay all such fees and reimbursable expenses within 30 calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Corporation shall notify the Distributor in writing within 30 calendar days following receipt of each invoice if the Corporation is disputing any amounts in good faith. The Corporation shall pay such disputed amounts within 10 calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Corporation is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of 1 1/2% per month after the due date. Notwithstanding anything to the contrary, amounts owed by the Corporation to the Distributor shall only be paid out of the assets and property of the particular Fund involved. Such fees and expenses shall be paid to Distributor by the Corporation from Rule 12b-1 fees payable by the appropriate Fund or, if the Fund does not have a Rule 12b-1 plan, or if Rule 12b-1 fees are not sufficient to pay such fees and expenses, or if the Rule 12b-1 plan is discontinued, or if the Advisor otherwise determines that Rule 12b-1 fees shall not, in whole or in part, be used to pay Distributor, the Advisor shall be responsible for the payment of the amount of such fees and expenses not covered by Rule 12b-1 payments.

6.    Expenses

      A. The Corporation shall bear all costs and expenses in connection with the registration of its Shares with the SEC and its related compliance with state securities laws, as well as all costs and expenses in connection with the offering of the Shares and communications with shareholders, including but not limited to: (i) fees and disbursements of its counsel and independent public accountants; (ii) costs and expenses of the preparation, filing, printing and mailing of Registration Statements and Prospectuses, as well as related advertising and sales literature; (iii) costs and expenses of the preparation, printing and mailing of annual and interim reports, proxy materials and other communications to shareholders; and (iv) fees required in connection with the offer and sale of Shares in such jurisdictions as shall be selected by the Corporation pursuant to Section 3(D) hereof.


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

      B. The Distributor shall bear the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification. The Distributor does not assume responsibility for any expenses not expressly assumed hereunder.

7.    Indemnification

      A. The Corporation shall indemnify, defend and hold the Distributor and each of its present or former managers, officers, employees, representatives and any person who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act (collectively, the "Distributor Indemnitees"), free and harmless from and against any and all claims, demands, losses, expenses and liabilities (including reasonable attorneys' fees) (collectively, "Losses") that the Distributor Indemnitees may sustain or incur or that may be asserted against a Distributor Indemnitee by any person
            (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus, as from time to time amended or supplemented, or in any annual or interim report to shareholders, or in any advertisements or sales literature prepared by the Corporation or its agent, or (ii) arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) based upon the Corporation's refusal or failure to comply with the terms of this Agreement or from its bad faith, negligence, or willful misconduct in the performance of its duties under this Agreement; provided, however, that the Corporation's obligation to indemnify the Distributor Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, annual or interim report, or any advertisement or sales literature in reliance upon and in conformity with written information relating to the Distributor and furnished to the Corporation or its counsel by the Distributor for the purpose of, and used in, the preparation thereof. The Corporation's agreement to indemnify the Distributor Indemnitees is expressly conditioned upon the Corporation being notified of such action or claim of loss brought against the Distributor Indemnitees within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor Indemnitees, unless the failure to give notice does not prejudice the Corporation; provided, that the failure so to notify the Corporation of any such action shall not relieve the Corporation from any liability which the Corporation may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Corporation's indemnity agreement contained in this Section 7(A).


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

      B. The Corporation shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense of any suit brought to enforce any such Losses, but if the Corporation elects to assume the defense, such defense shall be conducted by counsel chosen by the Corporation and approved by the Distributor, which approval shall not be unreasonably withheld. In the event the Corporation elects to assume the defense of any such suit and retain such counsel, the Distributor Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Corporation does not elect to assume the defense of any such suit, or in case the Distributor does not, in the exercise of reasonable judgment, approve of counsel chosen by the Corporation, or if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Corporation and the Distributor Indemnitees, the Corporation will reimburse the Distributor Indemnitees for the reasonable fees and expenses of any counsel retained by them. The Corporation's indemnification agreement contained in Sections 7(A) and 7(B) herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor Indemnitees and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the benefit of the Distributor Indemnitees and their successors. The Corporation agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Corporation or any of its officers in connection with the offer and sale of any of the Shares.

      C. The Corporation shall advance attorneys' fees and other expenses incurred by any Distributor Indemnitee in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this Section 7 to the maximum extent permissible under applicable law.


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

      D. The Distributor shall indemnify, defend and hold the Corporation and each of its present or former directors, officers, employees, representatives and any person who controls or previously controlled the Corporation within the meaning of Section 15 of the 1933 Act (collectively, the "Corporation Indemnitees"), free and harmless from and against any and all Losses that the Corporation Indemnitees may sustain or incur or that may be asserted against a Corporation Indemnitee by any person (i) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus, as from time to time amended or supplemented, or in any annual or interim report to shareholders, or in any advertisements or sales literature prepared by the Distributor, or (ii) arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading, or (iii) based upon the Distributor's refusal or failure to comply with the terms of this Agreement or applicable law or from its bad faith, negligence, or willful misconduct in the performance of its duties under this Agreement; provided, however, that with respect to clauses (i) and (ii), above, the Distributor's obligation to indemnify the Corporation Indemnitees shall only be deemed to cover Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, annual or interim report, or any advertisement or sales literature in reliance upon and in conformity with written information relating to the Distributor and furnished to the Corporation or its counsel by the Distributor for the purpose of, and used in, the preparation thereof. The Distributor's agreement to indemnify the Corporation Indemnitees is expressly conditioned upon the Distributor being notified of any action or claim of loss brought against the Corporation Indemnitees within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Corporation Indemnitees, unless the failure to give notice does not prejudice the Distributor; provided, that the failure so to notify the Distributor of any such action shall not relieve the Distributor from any liability which the Distributor may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, otherwise than on account of the Distributor's indemnity agreement contained in this
            Section 7(D).


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

      E. The Distributor shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense of any suit brought to enforce any such Losses, but if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by the Distributor and approved by the Corporation, which approval shall not be unreasonably withheld. In the event the Distributor elects to assume the defense of any such suit and retain such counsel, the Corporation Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, or in case the Corporation does not, in the exercise of reasonable judgment, approve of counsel chosen by the Distributor, or if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Corporation Indemnitees and the Distributor, the Distributor will reimburse the Corporation Indemnitees for the reasonable fees and expenses of any counsel retained by them. The Distributor's indemnification agreement contained in Sections 7(D) and 7(E) herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Corporation Indemnitees and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the benefit of the Corporation Indemnitees and their successors. The Distributor agrees promptly to notify the Corporation of the commencement of any litigation or proceedings against the Distributor or any of its officers or directors in connection with the offer and sale of any of the Shares.

      F. The Distributor shall advance attorneys' fees and other expenses incurred by any Corporation Indemnitee in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this Section 7 to the maximum extent permissible under applicable law.

      G. No party to this Agreement shall be liable to the other parties for special or punitive damages under any provision of this Agreement.

      H.    No person shall be obligated to provide indemnification under this
            Section 7 if such indemnification would be impermissible under the 1940 Act, the 1933 Act, the 1934 Act or the rules of the NASD; provided, however, in such event indemnification shall be provided under this Section 7 to the maximum extent so permissible.

8.    Proprietary and Confidential Information

         The Distributor agrees on behalf of itself and its managers, officers, and employees to treat confidentially and as proprietary information of the Corporation, all records and other information relative to the Corporation and prior, present or potential shareholders of the Corporation (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Corporation, which approval shall not be unreasonably withheld and may not be withheld where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, or (iii) when so requested by the Corporation. Records and other information which have become known to the public through no wrongful act of the Distributor or any of its employees, agents or representatives, shall not be subject to this paragraph.


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

      Further, the Distributor will adhere to the privacy policies adopted by the Corporation pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, the Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Corporation and its shareholders.

9.    Records

      The Distributor shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Corporation, but not inconsistent with the rules and regulations of appropriate government authorities, in particular,
Section 31 of the 1940 Act and the rules thereunder. The Distributor agrees that all such records prepared or maintained by the Distributor relating to the services to be performed by the Distributor hereunder are the property of the Corporation and will be preserved, maintained, and made available in accordance with such applicable sections and rules of the 1940 Act and will be promptly surrendered to the Corporation or its designee on and in accordance with its request.

10.   Compliance with Laws

      The Corporation has and retains primary responsibility for all compliance matters relating to the Funds, including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, the Sarbanes-Oxley Act of 2002, the USA Patriot Act of 2002 and the policies and limitations of the Funds relating to its portfolio investments as set forth in its Prospectus and statement of additional information. The Distributor's services hereunder shall not relieve the Corporation of its responsibilities for assuring such compliance or the Board of Director's oversight responsibility with respect thereto.

11.   Term of Agreement; Amendment; Assignment

      A. This Agreement shall become effective with respect to each Fund listed on Exhibit A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Exhibit A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the date hereof. Thereafter, if not terminated, this Agreement shall continue in effect automatically as to each Fund for successive one-year periods, provided such continuance is specifically approved at least annually by: (i) the Corporation's Board, or (ii) the vote of a "majority of the outstanding voting securities" of a Funds, and provided that in either event, the continuance is also approved by a majority of the Corporation's Board who are not "interested persons" of any party to this Agreement, by a vote cast in person at a meeting called for the purpose of voting on such approval.

      B. Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty, with respect to a particular
            Fund: (i) through a failure to renew this Agreement at the end of a term, (ii) upon mutual consent of the parties, or (iii) upon not less than 60 days' written notice, by either the Corporation upon the vote of a majority of the members of its Board who are not "interested persons" of the Corporation and have no direct or indirect financial interest in the operation of this Agreement, or by vote of a "majority of the outstanding voting securities" of a Fund, or by the Distributor. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Corporation. If required under the 1940 Act, any such amendment must be approved by the Corporation's Board, including a majority of the Corporation's Board who are not "interested persons" of any party to this Agreement, by a vote cast in person at a meeting for the purpose of voting on such amendment. In the event that such amendment affects the Advisor, the written instrument shall also be signed by the Advisor. This Agreement will automatically terminate in the event of its "assignment."

      C. As used in this Section, the terms "majority of the outstanding voting securities," "interested person," and "assignment" shall have the same meaning as such terms have in the 1940 Act.

      D. Sections 4(5); 7; 8; and 14 shall survive termination of this Agreement.

12.   Duties in the Event of Termination

      In the event that, in connection with termination, a successor to any of the Distributor's duties or responsibilities hereunder is designated by the Corporation by written notice to the Distributor, the Distributor will promptly, upon such termination and at the expense of the Corporation, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by the Distributor under this Agreement in a form reasonably acceptable to the Corporation (if such form differs from the form in which the Distributor has maintained the same, the Corporation shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from the Distributor's personnel in the establishment of books, records, and other data by such successor. If no such successor is designated, then such books, records and other data shall be returned to the Corporation.

13.   Obligations of the Corporation

      This Agreement is executed by and on behalf of the Corporation and the obligations of the Corporation hereunder are not binding upon any officers, directors or shareholders of the Corporation individually, but are binding only upon the Corporation and with respect to the Funds to which such obligations pertain.

14.   Governing Law

      This Agreement shall be construed in accordance with the laws of the State of Wisconsin, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

15.   No Agency Relationship

      Nothing herein contained shall be deemed to authorize or empower either party to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

16.   Services Not Exclusive

      Nothing in this Agreement shall limit or restrict the Distributor from providing services to other parties that are similar or identical to some or all of the services provided hereunder so long as the Distributor's services under this Agreement are not impaired thereby.

17.   Invalidity

      Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

18.   Captions

      The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

19.   Notices

      Any notice required or permitted to be given by any party to the others shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other parties' respective addresses as set forth below:

Notice to the Distributor shall be sent to:

            Quasar Distributors, LLC
            Attn:  President
            615 East Michigan Street
            Milwaukee, Wisconsin  53202

notice to the Corporation shall be sent to:

            Thompson Plumb Funds, Inc.
            1200 John Q. Hammons Drive, 5th floor
            Madison, WI 53717

and notice to the Advisor shall be sent to:

            Thompson Investment Management LLC
            1200 John Q. Hammons Drive, 5th floor
            Madison, WI 53717

20.   Multiple Originals

      This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

THOMPSON PLUMB FUNDS, INC.                          QUASAR DISTRIBUTORS, LLC
By: /s/ John W. Thompson                            By: /s/ James Schoenike

Title: Chief Executive Officer                      Title: President

THOMPSON INVESTMENT MANAGEMENT, INC.
(with respect to Sections 4(5); 5; 11(B) and 17
and Exhibit B only)
By: /s/ John W. Thompson

Title: President

                                    Exhibit A
                                     to the
                             Distribution Agreement

                                   Fund Names

                  Separate Series of Thompson Plumb Funds, Inc.

Name of Series                                                Date Added
--------------                                                ----------
Thompson Plumb Growth Fund                                    2/10/92
Thompson Plumb Bond Fund                                      2/10/92

                                    Exhibit B
                                     to the
               Distribution Agreement - Thompson Plumb Funds, Inc.

--------------------------------------------------------------------------------
                            QUASAR DISTRIBUTORS, LLC
                        REGULATORY DISTRIBUTION SERVICES
                                  FEE SCHEDULE
--------------------------------------------------------------------------------

Basic Distribution Services

Minimum annual fee - $45,000, payable monthly in arrears
Market Value Fee at the annual rate of .0025 of 1% (one quarter of one basis point) of the Funds' (effective for assets over $750 million, cumulative for all series of Thompson Plumb Funds, Inc. subject to this Agreement), average daily net assets, payable monthly in arrears CCO support services- $1,200 per year

Advertising Compliance Review/NASD Filings

$175 per job for the first 10 pages (minutes if tape or video); $20 per page (minute if tape or video) thereafter
Non-NASD filed materials, e.g. Internal Use Only Materials
     $75 per job for the first 10 pages (minutes if tape or video); $20 per page (minutes if tape or video) thereafter
NASD Expedited Service for 3 Day Turnaround
     $1,000 for the first 10 pages (minutes if audio or video); $25 per page (minute if audio or video) thereafter. (Comments are faxed. NASD may not accept expedited request.)

Licensing of Investment Advisor's Staff (if required)

$900 per year per registered representative
Quasar is limited to these licenses for sponsorship: Series, 6, 7, 24, 26, 27,
  63, 66
Plus any NASD and state fees for registered representatives, including license and renewal fees.

Out-of-Pocket Expenses

Reasonable out-of-pocket expenses incurred by the Distributor in connection with activities primarily intended to result in the sale of shares, including, without limitation:
-- typesetting, printing and distribution of Prospectuses and shareholder reports production, printing, distribution and placement of advertising and sales literature and materials
-- engagement of designers, free-lance writers and public relations firms
-- long-distance telephone lines, services and charges
-- postage
-- overnight delivery charges
-- NASD registration fees
     (NASD advertising filing fees are included in Advertising Compliance Review section above)
-- record retention
-- travel, lodging and meals

Fees are billed monthly.

--------------------------------------------------------------------------------

                                      B-1